                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in this registration statement on Form S-1 (Registration Number 333-8069) of our report dated May 21, 1996, except for Note 14, as to which the date is August 23, 1996, on our audits of the financial statements and the financial statement schedule of RSx Holdings, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."


                                          COOPERS & LYBRAND L.L.P.


San Jose, California
August 23, 1996